SECOND AMENDMENT TO THIRD AMENDED
AND RESTATED CREDIT AGREEMENT

          This Second Amendment dated as of September 30, 2001 to Third Amended and Restated Credit Agreement dated as of September 29, 2000 as amended prior to the date hereof ("Credit Agreement") by and among GIBRALTAR STEEL CORPORATION OF NEW YORK ("Borrower"); GIBRALTAR STEEL CORPORATION ("Company"); and THE CHASE MANHATTAN BANK, as administrative agent ("Administrative Agent") for THE CHASE MANHATTAN BANK ("Chase"); FLEET NATIONAL BANK; MELLON BANK, N.A., KEYBANK NATIONAL ASSOCIATION ("Key"); HSBC BANK USA; PNC BANK, N.A.; MANUFACTURERS AND TRADERS TRUST COMPANY; NATIONAL CITY BANK OF PENNSYLVANIA; FIFTH THIRD BANK, NORTHEASTERN OHIO; FIRSTAR BANK, N.A.; SUNTRUST BANK; and COMERICA BANK (collectively, "Banks").

          A.     Preliminary Statement

          WHEREAS, the Borrower, the Company, the Administrative Agent and the Banks are parties to the Credit Agreement; and

          WHEREAS, the Borrower, the Company and the Banks wish to further amend certain terms of the Credit Agreement;

          WHEREAS, unless otherwise defined herein, terms used in the Credit Agreement shall have such defined meanings when used herein;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, and upon satisfaction of the conditions set forth in Section C, below, the Banks, the Borrower, the Company, and the Administrative Agent, hereby agree as follows:

          B.     Amendment

                   1.     Section 1.1 of the Credit Agreement is amended so that in the definition of "Credit Pricing Agreement", the phrase "Fourth Amended and Restated Credit Pricing Agreement dated as of March 30, 2001" is deleted and the phrase "Fifth Amended and Restated Credit Pricing Agreement dated as of September 30, 2001" is substituted in its place.

                   2.     Section 6.15 of the Credit Agreement (Interest Coverage Ratio) is deleted in its entirety and the following is substituted in its place:

                          "6.15  Interest Coverage Ratio. Permit, in the case of the Company on a Consolidated Basis, the ratio of Earnings Before Taxes and Interest plus Depreciation and Amortization minus Capital Expenditures (excluding Capital Expenditures made in connection with permitted acquisitions) to interest payable on Total Liabilities, calculated on an annual rolling basis of four fiscal quarters to be less than: 2.50 to 1.00 as of the last day of the fiscal quarter ending September 30, 2001; 2.50 to 1.00 as of the last day of the fiscal quarter ending December 31, 2001; and 3.00 to 1.00 as of the last day of each fiscal quarter thereafter."

                   3.     Section 6.16 of the Credit Agreement is amended so that Section 6.16 is deleted in its entirety and the following is substituted in its place:

                           "6.16  Net Worth. Permit, in the case of the Company on a Consolidated basis, the Net Worth as of the last day of any fiscal quarter to be less than $120,000,000 plus 50% of Cumulative Net Income (as defined below) plus 100% of the net proceeds of the Company's public equity offering of up to 2,500,000 shares anticipated to be completed in the fourth fiscal quarter of 2001 ("Equity Offering"). Cumulative Net Income means net income of the Company on a Consolidated basis from June 30, 1997 through the end of the fiscal quarter for which the calculation of Net Worth is being made."

                   4.     Section 6.17 of the Credit Agreement (Funded Debt/EBITDA) is amended so that Section 6.17 is deleted in its entirety and the following is substituted in its place:

                           "6.17  Funded Debt/EBITDA. Permit, in the case of the Company on a Consolidated bases, the ratio of Funded Debt (as defined below) to Earnings Before Interest and Taxes plus Depreciation and Amortization ("EBITDA") as of the last day of any fiscal quarter, to be greater than 3.75 to 1.0 as of the last day of the fiscal quarter ending September 30, 2001; 3.75 to 1.0 as of the last day of the fiscal quarter ending December 31, 2001; and 3.00 to 1.0 for each fiscal quarter thereafter, such calculations to be based on annual rolling basis of four fiscal quarters; provided, however, if the Company completes the Equity Offering (as defined in Section 6.16 hereof), then the following ratios shall apply in place of the foregoing ratios as of the end of the below indicated quarters:
Quarter End	Ratio
December 31, 2001	3.25 to 1.0
March 31, 2002 and
each fiscal quarter
thereafter	3.00 to 1.0.

"Funded Debt" means debt for money borrowed which is bearing interest. For the purposes of calculating this covenant, upon the consummation of a permitted acquisition, up to 12 month historical EBITDA of the acquired entity shall be included in the calculation of the ratio, subject to the Banks' review and approval, in their discretion, of such acquired entity's financial information provided, however, such historical EBITDA shall only be included in the calculation of Funded Debt if the applicable acquired entity's EBITDA is not included in the Consolidated EBITDA of the Company for the applicable month."

          C.     Conditions. The effectiveness of this Agreement shall be conditioned upon the satisfaction of the following conditions:

                   1.     Each Guarantor Subsidiary shall have executed and delivered to the Administrative Agent, for the benefit of the Banks, a Reaffirmation Agreement, in form acceptable to the Administrative Agent and the Banks, reaffirming and ratifying the unlimited continuing guaranties and security agreements previously given by each Guarantor Subsidiary to the Administrative Agent for the benefit of the Banks.

                   2.     Borrower and Company shall execute and deliver to Administrative Agent, for the benefit of the Banks, a Fifth Amended and Restated Credit Pricing Agreement in form acceptable to the Administrative Agent and the Banks.

                   3.     The Company and the Borrower hereby agree to pay to the Administrative Agent for the account of the Banks an amendment fee payable as follows: $193,750 shall be paid by the Company and/or the Borrower upon execution of this Agreement by the parties hereto; and an additional $193,750 shall be paid by the Company and/or the Borrower on or before January 2, 2002 in the event the Company has not by December 31, 2001 (i) completed the Equity Offering (as defined in Section 6.16 of the Credit Agreement, as amended by this Agreement); (ii) raised at least $25,000,000 in net proceeds; and (iii) applied all of such net proceeds to prepay indebtedness of the Company under the Credit Agreement, as amended by this Agreement.

                   4.     The Borrower and/or the Company shall have paid all costs and expenses incurred by the Administrative Agent and the Banks in connection with the transactions contemplated by this Agreement including, without limitation, reasonable attorney's fees.

          D.     Other Provisions

                   1.     Except as specifically set forth herein, the Credit Agreement shall remain in full force and effect and is hereby reaffirmed. The Borrower and the Company acknowledge that they are bound by all of the terms, covenants and conditions set forth in the Credit Agreement, and that, if there has occurred any Default or Event of Default, the Agent and the Banks shall have no obligation to make any Advances or Swingloans or to issue any Letters of Credit. If there has occurred a Default or an Event of Default, Agent and the Banks may condition the making of any subsequent Advances or Swingloans or the issuance of any Letters of Credit upon the execution and delivery by Borrower and Company of an amendment to the Credit Agreement which may include, without limitation, additional or revised covenants, an increased rate of interest on the Revolving Credit, increased Letter of Credit or other fees and such other terms, conditions and covenants as the Agent and the Banks may require.

                   2.     The terms "Administrative Agent" and "Banks" as used herein shall include the successors and assigns of those parties and all of the entities listed on Schedule 1 hereto.

                   3.     This Agreement shall be construed under, and governed by, the internal laws of the State of New York without regard to its conflict of laws and rules which would make the laws of another jurisdiction applicable.

                   4.     This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers, all as of the date hereof.

Borrower: GIBRALTAR STEEL CORPORATION OF NEW YORK By: /s/ John E. Flint John E. Flint Vice President
Company: GIBRALTAR STEEL CORPORATION By: /s/ John E. Flint John E. Flint Vice President
THE CHASE MANHATTAN BANK, as Administrative Agent By: /s/ Robert J. McArdle Robert J. McArdle Vice President Consented to as of this 30th day of September, 2001
THE CHASE MANHATTAN BANK By: /s/ Robert J. McArdle Robert J. McArdle Vice President Consented to as of this 30th day of September 2001
FLEET NATIONAL BANK By: /s/ John C. Wright John C. Wright Vice President Consented to as of this 30th day of September, 2001
MELLON BANK, N.A. By: /s/ Edward J. Kloecker, Jr. Edward J. Kloecker, Jr. Vice President Consented to as of this 30th day of September, 2001
KEYBANK NATIONAL ASSOCIATION By: /s/ Mark F. Wachowiak Mark F. Wachowiak Vice President Consented to as of this 30th day of September, 2001
HSBC BANK USA By: /s/ /William H. Graser William H. Graser Vice President Consented to as of this 30th day of September, 2001
PNC BANK, N.A. By: /s/ David B. Gookin David B. Gookin Vice President Consented to as of this 30th day of September, 2001
MANUFACTURERS AND TRADERS TRUST COMPANY By: /s/ Wayne N. Keller Wayne N. Keller Vice President Consented to as of this 30th day of September, 2001
NATIONAL CITY BANK OF PENNSYLVANIA By: /s/ William A. Feldmann William A. Feldmann Vice President Consented to as of this 30th day of September, 2001
FIFTH THIRD BANK, NORTHEASTERN OHIO By: /s/ James P. Byrnes James P. Byrnes Vice President Consented to as of this 30th day of September, 2001
FIRSTAR BANK, N.A. By: /s/ David J. Dannemiller David J. Dannemiller Vice President Consented to as of this 30th day of September, 2001
SUNTRUST BANK By: /s/ W. David Wisdom W. David Wisdom Vice President Consented to as of this 30th day of September, 2001
COMERICA BANK By: /s/ Joel S. Gordon Joel S. Gordon Account Officer